Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
infoUSA Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-37865, No. 333-82933, No. 33-91194, No. 333-77417, No. 333-43391, No. 33-59256, No. 333-73106 and No. 333-73092) of infoUSA Inc. of our report, dated June 10, 2005, relating to the financial statements and supplemental schedule of infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2004 annual report on Form 11-K of infoUSA Inc.

/s/ KPMG LLP
KPMG LLP

Omaha, Nebraska
June 29, 2005